BLANKET BOND INSURANCE AGREEMENT

         THIS AGREEMENT is made as of the 9th day of October, 2006, by and among the investment companies listed in Appendix A (collectively referred to herein as the "Funds" or the "Parties").

                               WITNESSETH:

         WHEREAS, the Funds, each of which is advised by FIRST TRUST ADVISORS L.P., an Illinois Limited Partnership ("Adviser"), have agreed to acquire a joint insured policy (the "Policy") issued by ICI Mutual Insurance Company containing broker's blanket bond coverage ("Blanket Bond Coverage") which shall cover all Parties;

         WHEREAS, the total amount of the Blanket Bond Coverage under the Policy will be $11,000,000 ("Bond Amount") based upon the determination of each insured Party's Board of Trustees that such insured Parties should have an amount of coverage, in the aggregate, of $10,850,000 ("Basic Bond Coverage") as provided in Appendix B;

         WHEREAS, the Parties desire to provide herein for an allocation of the premiums for the Blanket Bond Coverage and a manner of allocating any loss proceeds received under the Policy.

         The Parties, therefore, agree that:

          1. Allocation of Blanket Bond Coverage Premium. Each Party shall pay a proportionate share of the Blanket Bond Coverage annual premium based on assets as set forth in Appendix C.

          2. Losses.

         (a) General. The Policy is a "claims made" insurance policy and a Policy Year is the period from October 9th through the next succeeding October 9th (or any modification of that period as may be agreed by the Parties and the insurer). The insured loss (including all related expenses) of a Party which relates to a claim made by that Party relating to a particular Policy Year under the Blanket Bond Coverage is hereinafter referred to as a "Blanket Bond Loss." Party includes the trustees and officers of an insured Party and other insured agents or employees of such a Party.

         (b) Blanket Bond Loss. If only one insured Party incurs a Blanket Bond Loss relating to a Policy Year, the proceeds of the Blanket Bond Coverage for that Policy Year will be allocated to that Party. If more than one insured Party incurs a Blanket Bond Loss relating to a particular Policy Year, the proceeds of the Blanket Bond Coverage for that Policy Year will first be allocated among those insured Parties in proportion to their respective premiums paid under Paragraph 1 hereof for Blanket Bond Coverage. If, for that particular Policy Year, after initial allocation, there are remaining proceeds of the Blanket Bond Coverage and there are then insured Parties whose Blanket Bond Losses have not been paid in full, such proceeds shall be further allocated among such insured

Parties in proportion to their respective premiums paid for such Coverage (repeating this further allocation procedure as each of such insured Parties is paid in full, until all proceeds have been allocated). If all Blanket Bond Losses relating to a particular Policy Year are not paid at the same time, the insured Parties who claim such Losses for that Policy Year shall make such provisions as they deem suitable to the particular circumstances (taking into account the size of any payment received, the size, nature and expected result of any remaining claims, and all other relevant factors) to permit a later re-allocation of amounts first paid. In no event shall any insured Party who incurs a Blanket Bond Loss relating to a Policy Year which equals or exceeds its Basic Bond Coverage be allocated proceeds of the Blanket Bond Coverage for that particular Policy Year in an amount less than its Basic Bond Coverage.

          3. Notices. Each Party agrees to give promptly to the insurer all notices required under the Policy and to send a copy of each such notice to the Adviser.

          4. Agent. The Adviser is hereby appointed as the agent for all of the Parties for the purpose of making, adjusting, receiving and enforcing payment of all claims under the Policy and otherwise dealing with the insurer with respect to the Policy. All expenses incurred by the Adviser in its capacity as agent for claims shall be shared by the Parties (including the Adviser) in the same manner as above provided for the sharing of Losses.

          5. Modification and Termination. This Agreement may be modified or amended from time to time by mutual written agreement among all of the Parties. It may be terminated with respect to any one Party by not less than 60 days' written notice to the other Parties which are still parties to the Agreement. It shall terminate with respect to any Party as of the date that Party ceases to be an insured under the Policy; provided that such termination shall not affect that Party's rights and obligations hereunder with respect to any claims on behalf of that Party which are paid under the Policy by the insurer after the date the Party ceases to be an insured under the Policy.

          6. Further Assurances. Each Party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Energy Income and Growth Fund
First Defined Portfolio Fund, LLC
First Trust/Fiduciary Asset Management Covered Call Fund
First Trust/Four Corners Senior Floating Rate Income Fund
First Trust/Four Corners Senior Floating Rate Income Fund II
First Trust Value Line(R) 100 Fund
First Trust Value Line(R) Dividend Fund
First Trust/Value Line(R) & Ibbotson Equity Allocation Fund
Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund First Trust/Aberdeen Global Opportunity Income Fund
First Trust/FIDAC Mortgage Income Fund
First Trust Strategic High Income Fund
First Trust Exchange-Traded Fund
First Trust Strategic High Income Fund II
First Trust Tax-Advantaged Preferred Income Fund
First Trust/Aberdeen Emerging Opportunity Fund


By: /s/ James A. Bowen
    ---------------------------------
    James A. Bowen, President

Appendix A

FUNDS

Energy Income and Growth Fund
First Defined Portfolio Fund, LLC
     First Trust Energy Portfolio
     First Trust Financial Services Portfolio
     First Trust Pharmaceutical Portfolio
     First Trust Technology Portfolio
     Target Managed VIP Portfolio
     The Dow(sm) DART 10 Portfolio
     Global Dividend Target 15 Portfolio
     S&P Target 24 Portfolio
     NASDAQ Target 15 Portfolio
     Value Line Target 25 Portfolio
     First Trust 10 Uncommon Values Portfolio
     The Dow(sm) Target Dividend Portfolio
First Trust/Fiduciary Asset Management Covered Call Fund
First Trust/Four Corners Senior Floating Rate Income Fund
First Trust/Four Corners Senior Floating Rate Income Fund II
First Trust Value Line(R) 100 Fund
First Trust Value Line(R) Dividend Fund
First Trust/Value Line(R) & Ibbotson Equity Allocation Fund
Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund First Trust/Aberdeen Global Opportunity Income Fund
First Trust/FIDAC Mortgage Income Fund
First Trust Strategic High Income Fund
First Trust Exchange-Traded Fund
     First Trust/Dow Jones Select MicroCap(sm) Index Fund
     First Trust Morningstar Dividend Leaders Index Fund
     First Trust IPOX-100 Index Fund
     First Trust NASDAQ-100-Technology Sector Index Fund
     First Trust NASDAQ-100 Equal Weighted Index Fund
     First Trust Amex Biotechnology Index Fund
     First Trust Dow Jones Internet Index Fund
     First Trust DB Strategic Value Index Fund
First Trust Strategic High Income Fund II
First Trust Tax-Advantaged Preferred Income Fund
First Trust/Aberdeen Emerging Opportunity Fund

                                APPENDIX B

PARTY                                                                             BASIC BOND COVERAGE
Energy Income and Growth Fund                                                        $600,000
First Defined Portfolio Fund, LLC                                                    $900,000
     First Trust Energy Portfolio
     First Trust Financial Services Portfolio
     First Trust Pharmaceutical Portfolio
     First Trust Technology Portfolio
     Target Managed VIP Portfolio
     The Dow(sm) DART 10 Portfolio
     Global Dividend Target 15 Portfolio
     S&P Target 24 Portfolio
     NASDAQ Target 15 Portfolio
     Value Line Target 25 Portfolio
     First Trust 10 Uncommon Values Portfolio
     The Dow(sm) Target Dividend Portfolio
First Trust/Fiduciary Asset Management Covered Call Fund                             $750,000
First Trust/Four Corners Senior Floating Rate Income Fund                            $600,000
First Trust/Four Corners Senior Floating Rate Income Fund II                       $1,000,000
First Trust Value Line(R) 100 Fund                                                   $750,000
First Trust Value Line(R) Dividend Fund                                              $900,000
First Trust/Value Line(R) & Ibbotson Equity Allocation Fund                          $600,000
Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund         $750,000
First Trust/Aberdeen Global Opportunity Income Fund                                  $750,000
First Trust/FIDAC Mortgage Income Fund                                               $450,000
First Trust Strategic High Income Fund                                               $600,000
First Trust Exchange-Traded Fund                                                     $600,000
     First Trust/Dow Jones Select MicroCap(sm) Index Fund
     First Trust Morningstar Dividend Leaders Index Fund
     First Trust IPOX-100 Index Fund
     First Trust NASDAQ-100-Technology Sector Index Fund
     First Trust NASDAQ-100 Equal Weighted Index Fund
     First Trust Amex Biotechnology Index Fund
     First Trust Dow Jones Internet Index Fund
     First Trust DB Strategic Value Index Fund
First Trust Strategic High Income Fund II                                            $600,000
First Trust Tax-Advantaged Preferred Income Fund                                     $450,000
First Trust/Aberdeen Emerging Opportunity Fund                                       $525,000

                             Total Coverage                                       $10,850,000

                                APPENDIX C

                                                                      ANNUAL
PARTY                                                                 PREMIUM

Energy Income and Growth Fund                                         $1,784
First Defined Portfolio Fund, LLC                                     $4,162
First Trust/Fiduciary Asset Management Covered Call Fund              $3,140
First Trust/Four Corners Senior Floating Rate Income Fund             $1,239
First Trust/Four Corners Senior Floating Rate Income Fund II          $6,150
First Trust Value Line(R) 100 Fund                                    $2,420
First Trust Value Line(R) Dividend Fund                               $4,716
First Trust/Value Line(R) & Ibbotson Equity Allocation Fund           $1,247
Macquarie/First Trust Global Infrastructure/Utilities
   Dividend & Income Fund                                             $2,792
First Trust/Aberdeen Global Opportunity Income Fund                   $3,987
First Trust/FIDAC Mortgage Income Fund                                  $801
First Trust Strategic High Income Fund                                $1,455
First Trust Exchange-Traded Fund                                      $1,518
First Trust Strategic High Income Fund II                             $2,073
First Trust/Aberdeen Emerging Opportunity Fund                          $954
First Trust Tax-Advantaged Preferred Income Fund                        $660